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                                                                     EXHIBIT 5.1


                            FREDRIKSON & BYRON, P.A.
                            900 Second Avenue South
                          Minneapolis, Minnesota 55402

                           Telephone: (612) 347-7000
                           Facsimile: (612) 347-7077


                                 March 22, 2002

Zomax Incorporated
5353 Nathan Lane
Plymouth, Minnesota 55442

         Re:      EXHIBIT 5.1 TO REGISTRATION STATEMENT ON FORM S-4

Ladies/Gentlemen:

         We are acting as corporate counsel to Zomax Incorporated (the "Company") in connection with the preparation and filing of a Registration Statement on Form S-4 (the "Registration Statement") relating to the registration under the Securities Act of 1933, as amended (the "Act") of 15,000,000 shares of the Company's Common Stock (the "Shares").

         In acting as such counsel and for the purpose of rendering this opinion, we have reviewed copies of the following, as presented to us by the
Company:

         1.       The Company's Articles of Incorporation, as amended;

         2.       The Company's Bylaws, as amended;

         3. Certain corporate resolutions of the Company's Board of Directors pertaining to the issuance by the Company of the Shares (the "Resolutions"); and

         4.       The Registration Statement.

         In our examination, we have assumed, among other things, the genuineness of all signatures and authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies. We have also assumed that each natural person executing any document relating to the matters covered by this opinion letter has the capacity and is legally competent to do so.

         Our opinions expressed below are limited to the laws of the State of Minnesota and the laws of the United States of America. We express no opinion as to the laws of any other state or jurisdiction.

         Based on, and subject to, the foregoing and upon representations and information provided by the Company or its officers or directors, it is our opinion as of this date that when issued as described in the Registration Statement and in accordance with the Resolutions, the Shares will be legally and validly issued, fully paid and nonassessable.

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         The opinion in this letter is rendered to the Company in connection with the filing of the Registration Statement. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name wherever it appears in the Registration Statement, including the prospectus constituting a part thereof, as originally filed or as subsequently amended or supplemented. In giving such consent, we do not consider that we are "experts" within the meaning of such term as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission issued thereunder, with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise. The opinion may not be relied upon by the Company for any other purpose. This letter may not be paraphrased, quoted or summarized, nor may it be duplicated or reproduced in part.

                                            Very truly yours,

                                            FREDRIKSON & BYRON, P.A.


                                            By /s/ Melodie R. Rose
                                               ---------------------------------
                                                 Melodie R. Rose, Vice President